Exhibit 99.1

                  Atrion Reports Fourth Quarter and
 Full Year 2005 Results; Diluted EPS were up 12% for the Quarter and
                           33% for the Year

    ALLEN, Texas--(BUSINESS WIRE)--Feb. 15, 2006--Atrion Corporation (Nasdaq:ATRI) announced today higher revenues and earnings per share for the fourth quarter and the full year 2005. Revenues for the fourth quarter of 2005 were $17,003,000 compared to $16,171,000 in the same period of 2004, representing a 5% increase. On a diluted per share basis, net income for the quarter increased 12% to $1.10 from $.98 in the fourth quarter of 2004. Atrion's revenues for the full year of 2005 increased 9% to $72,089,000 from $66,081,000 in 2004. Net income per diluted share of $4.66 in 2005 was 33% higher than 2004's net income of $3.50 per diluted share.
    Commenting on the fourth quarter results, Emile A. Battat, Chairman and CEO said "The fourth quarter saw a small increase in sales of 5% and a 12% increase in diluted earnings per share. Two customers in our ophthalmic and related kitting business had their own temporary production issues, creating an interruption in their activities."
    Mr. Battat also spoke to the overall results for 2005, remarking, "For the year as a whole, we are very pleased with our performance and the resulting 9% rise in sales and 33% increase in earnings per diluted share. These results reflect a very strong growth in sales of our Fluid Delivery and Cardiovascular products. It is noteworthy that in 2005, per share earnings from operations grew at a double-digit rate for the seventh consecutive year."
    Mr. Battat added, "Looking at 2006, we are hopeful that earnings for the full year will again show double-digit growth. However, we expect to face challenges as we transition to a new manufacturing facility in Florida during the second half of the year. Although we are diligently planning for the move, we are mindful of the potential for disruptions. Our results may show variability in quarterly earnings as we incur moving costs and as we continue to reflect the impact of the build-up in inventories prior to the move and inventory reductions in the months following the move. In addition, our results for the first quarter will be compared to an exceptionally strong first quarter of 2005 when earnings per share shot up by 76% over the prior-year's comparable quarter. Accordingly, the quarter-to-quarter comparison for the first quarter of 2006 may not be indicative of our growth for all of 2006."
    Atrion Corporation designs, develops, manufactures, sells and distributes products and components primarily to medical markets worldwide.

    The statements in this press release that are forward looking are based upon current expectations and actual results or future events may differ materially. Such statements include, but are not limited to, Atrion's expectations regarding variability in quarterly earnings and future earnings growth. Words such as "expects," "believes," "anticipates," "intends," "will," and "should" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties. The following are some of the factors that could cause actual results or future events to differ materially from those expressed in or underlying our forward-looking statements: changing economic, market and business conditions; acts of war or terrorism; the effects of governmental regulation; competition and new technologies; slower-than-anticipated introduction of new products or implementation of marketing strategies; the Company's ability to protect its intellectual property; changes in the prices of raw materials; changes in product mix; and intellectual property and product liability claims and product recalls. The foregoing list of factors is not exclusive, and other factors are set forth in the Company's filings with the SEC.



                          ATRION CORPORATION
                   CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)
                              (unaudited)

                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                   2005     2004       2005     2004
                               ---------- -------- ---------- --------
Revenues                         $17,003  $16,171    $72,089  $66,081
Cost of goods sold                 9,822    9,113     43,119   40,804
                               ---------- -------- ---------- --------
Gross profit                       7,181    7,058     28,970   25,277
Operating expenses                 4,144    4,644     16,272   16,681
                               ---------- -------- ---------- --------
Operating income                   3,037    2,414     12,698    8,596

Interest income (expense), net         5      (15)       (24)     (48)
Other income, net                     --        1         10       46
                               ---------- -------- ---------- --------
Income from continuing
 operations before provision
 for income taxes                  3,042    2,400     12,684    8,594
Income tax provision                (893)    (581)    (3,891)  (2,289)
                               ---------- -------- ---------- --------
Income from continuing
 operations                        2,149    1,819      8,793    6,305
Gain on disposal of
 discontinued operations              --       --        165      165
                               ---------- -------- ---------- --------
      Net income                  $2,149   $1,819     $8,958   $6,470
                               ========== ======== ========== ========

Income per basic share:
   Income from continuing
    operations                     $1.17    $1.06      $4.90    $3.68
   Gain on disposal of
    discontinued operations           --       --        .09      .10
                               ---------- -------- ---------- --------
      Net income per basic
       share                       $1.17    $1.06      $4.99    $3.78
                               ========== ======== ========== ========

Weighted average basic shares
 outstanding                       1,833    1,717      1,794    1,711
                               ========== ======== ========== ========

Income per diluted share:
   Income from continuing
    operations                     $1.10     $.98      $4.57    $3.41
   Gain on disposal of
    discontinued operations           --       --        .09      .09
                               ---------- -------- ---------- --------
      Net income per diluted
       share                       $1.10     $.98      $4.66    $3.50
                               ========== ======== ========== ========

Weighted average diluted shares
 outstanding                       1,950    1,855      1,924    1,850
                               ========== ======== ========== ========


                          ATRION CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                  Dec. 31,   Dec. 31,
ASSETS                                              2005       2004
                                                 ----------- ---------
                                                 (Unaudited)
Current assets:
   Cash and cash equivalents                           $525      $255
   Accounts receivable                                8,291     7,588
   Inventories                                       17,705    14,013
   Prepaid expenses                                     832     1,028
   Land deposit                                          --     3,750
   Deferred income taxes                                620     1,039
                                                 ----------- ---------
       Total current assets                          27,973    27,673

Property, plant and equipment, net                   35,254    25,331
Other assets                                         15,243    14,404
                                                 ----------- ---------

                                                    $78,470   $67,408
                                                 =========== =========

LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities                                8,226     8,467
   Line of credit                                     2,529     2,936
   Other non-current liabilities                      5,820     5,402
   Stockholders' equity                              61,895    50,603
                                                 ----------- ---------

                                                    $78,470   $67,408
                                                 =========== =========




    CONTACT: Atrion Corporation, Allen
             Jeffery Strickland, 972-390-9800